Exhibit 3.25

CERTIFICATE OF FORMATION OF

ATI OF LITTLE ROCK, LLC

I.

The name of the limited liability company is ATI of Little Rock, LLC.

II.

The address of the registered office of the limited liability company in the State of Delaware 2711 Centerville Rd., Suite 400, Wilmington, Delaware 19808 and the name of its registered agent at such address is Corporation Service Company.

III.

The formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation on October 21, 2008.

/s/ Charles R. Wunsch
Charles R. Wunsch
Authorized Person

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF FORMATION
OF
ATI OF LITTLE ROCK, LLC

1.	The name of the limited liability company is ATI of Little Rock, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

I.

The name of the limited liability company is American Telecasting of Little Rock, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on the 24th day of October, 2008.

By:	/s/ Scott Andreasen
Scott Andreasen
Assistant Secretary